SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                       November 4, 1999 (August 23, 1999)



                                  EQUITEX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-12374                         84-0905189
--------------------------------------------------------------------------------
(State or other                     (Commission                 (I.R.S. Employer
jurisdiction                        File Number)             Identification No.)
of incorporation)




                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940




                   -------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As described in the Registrant's Current Report on Form 8-K filed on September 7, 1999 (the "Initial 8-K"), effective August 23, 1999, Registrant completed an acquisition of First Bankers Mortgage Services, Inc. ("FBMS"). FBMS, a Florida corporation, is a full service Mortgage Banking company headquartered in the Fort Lauderdale, Florida area.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the attached financial statements were omitted from the disclosure contained in the Initial 8-K. Attached hereto as are the audited financial statements of First Bankers Mortgage Services, Inc. for the year ended December 31, 1998 along with unaudited financial statements for the six month period ended June 30, 1999.

(b)      Pro-forma financial information.

         Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the following pro forma financial information was omitted from the disclosures contained in the Initial 8-K. Attached hereto are the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the statements of operations for the year ended December 31, 1998, and the six months ended June 30, 1999, reflecting the acquisitions of VP Sports, Inc. and First Bankers Mortgage Services, Inc., and including the notes to the unaudited pro forma financial statements.

(c)      Exhibits.

         None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.




                                       By: /s/ Thomas B. Olson
                                           --------------------------------
Date: November 4, 1999                     Thomas B. Olson, Secretary

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary





                        Consolidated Financial Statements
                           December 31, 1998 and 1997

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                                    Contents
--------------------------------------------------------------------------------


         Independent Auditors' Report ....................................... 3

         Consolidated Financial Statements:

                  Balance Sheets ........................................... 4-5

                  Statements of Operations ................................... 6

                  Statements of Stockholders' Equity ......................... 7

                  Statements of Cash Flows ................................... 8

                  Summary of Significant Accounting Policies .............. 9-11

                  Notes to Financial Statements .......................... 12-19

                                       DBC
                            DAVID B. COHEN & COMPANY
                        CERTIFIED PUBLIC ACCOUNTANTS AND
                             MANAGEMENT CONSULTANTS

1771 SPRINGDALE ROAD                                       5762 OKEECHOBEE BLVD.
CHERRY HILL, NJ 08003                                                  SUITE 405
TEL: (888) 424-1667                                  WEST PALM BEACH, FLA. 33417
FAX: (609) 424-1713



                          INDEPENDENT AUDITORS' REPORT

First Bankers Mortgage Services, Inc.
Fort Lauderdale, Florida
Marlton, New Jersey

We have audited the consolidated balance sheets of First Bankers Mortgage Services, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Bankers Mortgage Services, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                  David B. Cohen  and Company
                                                  Certified Public Accountants
                                                  West Palm Beach, Florida
                                                  March 18, 1999

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary

                           Consolidated Balance Sheets


December 31,                                             1998            1997
--------------------------------------------------------------------------------
ASSETS

   Cash ........................................     $   403,294     $   279,243

   Mortgage loans held for sale ................      60,407,432      59,711,231

   Receivables due on mortgages sold ...........       1,011,868       1,232,150

   Advances and other receivables ..............       1,723,460       1,232,519

   Prepaid expenses and deferred charges .......         154,777         136,658

   Deferred income taxes (Note 4) ..............          25,628          10,000

   Property and equipment, net (Note 1) ........         922,389         911,589

   Related party advances (Note 6) .............               0         329,000

                                                     -----------     -----------

                                                     $64,648,848     $63,842,390
                                                     ===========     ===========

The accompanying notes are an integral part of these financial statements.

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary

                           Consolidated Balance Sheets


December 31,                                            1998             1997
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

    Warehouse loans and other notes payable (Note 2) $54,616,448     $55,331,758
    Accounts payable and accrued expenses ......       5,011,976       4,680,841
    Dividends payable ..........................          45,535          29,732
    Customer deposits ..........................       1,084,493         395,902
    Federal and state tax liablility (Note 4)
             Current ...........................         283,725          20,000
             Deferred ..........................               0         232,000
                                                     -----------     -----------


Total Liabilities ..............................      61,042,177      60,690,233
                                                     -----------     -----------

COMMITMENTS (Notes 5 and 8)


STOCKHOLDERS' EQUITY (Note 3)
    Preferred stock, 12% cumulative,
       callable at par value, $10 par;
       1,000,000 shares authorized, 208,950
       shares issued and outstanding ...........       2,089,500       1,752,000
    Common stock, $.01 par; 10,000,000 shares
       authorized, 3,000,000 shares issued
       and outstanding .........................          30,000           2,000
    Additional paid-in capital .................       1,351,687       1,379,687
    Retained earnings ..........................         135,484          18,470
                                                     -----------     -----------
Total Stockholders' Equity .....................       3,606,671       3,152,157
                                                     -----------     -----------
                                                     $64,648,848     $63,842,390
                                                     ===========     ===========

The accompanying notes are an integral part of these financial statements.

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary

                      Consolidated Statements of Operations

Years ended December 31,                                1998           1997
--------------------------------------------------------------------------------
      OPERATING REVENUES
         Loan originations .......................  $ 3,461,348    $ 1,643,357
         Sales of mortgage servicing rights ......   23,449,275     12,761,948
         Interest from mortgage operations .......    5,061,693      2,717,380
         Commercial income .......................      223,464              0
         Appraisal services ......................       82,985         64,393
                                                    -----------    -----------


      TOTAL OPERATING REVENUES ...................   32,278,765     17,187,078
                                                    -----------    -----------


      OPERATING EXPENSES
         Personel, including officers' salaries
            and employee benefits ................    6,743,825      5,205,653
         Sales commissions and fees ..............   15,539,598      7,134,896
         General and administrative ..............    4,961,827      1,906,198
         Interest ................................    4,434,843      2,578,007
                                                    -----------    -----------


      TOTAL OPERATING EXPENSES ...................   31,680,093     16,824,754
                                                    -----------    -----------


      Income from operations .....................      598,672        362,324
      Provision for income taxes (Note 4) ........      173,465        165,000
                                                    -----------    -----------

      NET INCOME .................................  $   425,207    $   197,324
                                                    ===========    ===========

The accompanying notes are an integral part of these financial statemants.

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary

                 Consolidated Statements of Stockholders' Equity


                                                                                          Additional
                                    Preferred Stock               Common Stock             Paid-in       Retained
                                  Shares       Amount         Shares        Amount         Capital       Earnings         Total
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996        56,500   $   565,000       200,000    $     2,000    $ 1,379,687    $   106,476    $ 2,053,163

Capital contributions ......       118,700     1,187,000          --             --             --             --        1,187,000

Dividends declared .........          --            --            --             --             --         (285,330)      (285,330)

Net income for the year ....          --            --            --             --             --          197,324        197,324
                               -----------   -----------   -----------    -----------    -----------    -----------    -----------

Balance at December 31, 1997       175,200   $ 1,752,000       200,000    $     2,000    $ 1,379,687    $    18,470    $ 3,152,157

Capital contributions ......        33,750       337,500     2,800,000         28,000        (28,000)          --          337,500

Dividends declared .........          --            --            --             --             --         (308,193)      (308,193)

Net income for the year ....          --            --            --             --             --          425,207        425,207
                               -----------   -----------   -----------    -----------    -----------    -----------    -----------

Balance at December 31, 1998       208,950   $ 2,089,500     3,000,000    $    30,000    $ 1,351,687    $   135,484    $ 3,606,671
                               ===========   ===========   ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                             First Bankers Mortgage
                                 Services, Inc.
                                 And Subsidiary

                      Consolidated Statements of Cash Flows

Years ended December 31,                                      1998            1997
-------------------------------------------------------------------------------------
Operating Activities
Net income ...........................................   $    425,207    $    197,324
Adjustments to reconcile net income to
   net cash provided (used) by operating activities:
            Depreciation and amortization ............        324,533         164,518
            Deferred income taxes ....................       (246,493)        296,000
            Mortgage loan reserve ....................         94,217         249,073
            Decrease (Increase) in:
                 Mortgage loans held for sale ........       (854,418)    (37,887,521)
                 Advances and other receivables ......       (490,775)        190,868
                 Prepaid expenses and deferred charges        (18,285)         (6,460)
                 Receivables due on mortgages sold ...        220,282        (547,017)
                 Related party advances ..............        329,000        (329,000)
            Increase in:
                 Accounts payable and accrued expenses        334,436       1,769,533
                 Customers deposits ..................        688,591         111,779
                 Income tax liability ................        263,725          11,000
                                                         ------------    ------------
Net cash provided (used) by operating activities .....      1,070,020     (35,779,903)
                                                         ------------    ------------
Investing Activities
   Expenditures for property and equipment............       (239,691)       (133,841)
                                                         ------------    ------------
Net cash used by investing activities ................       (239,691)       (133,841)
                                                         ------------    ------------
Financing Activities
   Borrowings under credit lines, net ................       (751,388)     35,075,689
   Capital contributions .............................        337,500       1,187,000
   Capital distributions - cash ......................       (292,390)       (255,598)
                                                         ------------    ------------
 Net cash (used) provided by financing activities ....       (706,278)     36,007,091
                                                         ------------    ------------

 Net increase in cash ................................        124,051          93,347
 Cash, beginning of period ...........................        279,243         185,896
                                                         ------------    ------------
 Cash, end of period .................................   $    403,294    $    279,243
                                                         ============    ============
  Interest paid ......................................   $  2,034,000    $  2,025,000
                                                         ============    ============
  Income taxes paid ..................................         21,949          18,536
                                                         ============    ============
  Non Cash Investing and Financing Activities
   Capital lease obligations incurred
        For use of equipment .........................   $     61,186    $    411,188
                                                          ============    ============

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

BUSINESS First Bankers Mortgage Services, Inc. (The "Company") is a mortgage banker and is principally engaged in the origination and sale of residential and commercial mortgages. They are also a provider of FHA and VA assisted mortgages under the United States HUD lending program. The mortgages are classified as wholesale, retail, or commercial and are originated through retail branches and wholesale lending centers. In December 1997, the company's board of directors adopted a plan to discontinue operations of its Glastonbury Ct. branch office. Total operating revenues of this branch office for the year ended December 31, 1998 were $5,580,000. A loss of $174,537 was incurred from those operations in 1998.

PRINCIPALS OF       The accompanying consolidated financial statements include
CONSOLIDATION       the accounts of the Company and its wholly owned subsidiary,
                    United Appraisal Services, Inc. All material intercompany transactions and balances have been eliminated in consolidations.

PROPERTY AND        Property and equipment are recorded at cost. Depreciation
EQUIPMENT           and amortization are computed using accelerated methods over the estimated useful lives of the assets, generally three to ten years.

LOAN ORIGINATIONS, Gain or loss on sale of loans is recognized at the time of SALES AND SERVICING the sale. Origination fees and loan origination costs on such loans are recognized when the mortgage is sold, which is normally within 30 days of the origination of the loan. Interest earned on these mortgages is recognized as income from the time the mortgage is closed to the time the mortgage is sold. At December 31, 1998 the Company had no fixed rate loan commitments below prevailing market rates.

                    The Company generally sells the servicing rights on mortgages. The Company has adopted the provisions of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, and accordingly capitalizes the fair value (quoted market prices) of retained mortgages servicing rights on loans sold (none in 1998 or 1997).

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

LOAN ORIGINATIONS, Capitalized mortgage servicing rights on such loans will be SALES AND SERVICING amortized in proportion to and over the period of estimated
(CONTINUED)         net servicing income. The carrying amount of capitalized
                    mortgage servicing rights is evaluated for impairment based upon quoted market prices of similar loans.

                    Mortgage loans held for sale are recorded at the lower of aggregate cost or market value.

                    The Company finances certain mortgage originations pursuant to a gestation program with an investment banking firm. Such loan originations are immediately sold to the investment banking firm in exchange for approximately 98% of the sales amount, with the balance due upon resale to the investor. As of December 31, 1998 and 1997, loans aggregating approximately $20.4 million and $20.1 million, respectively, were pending ultimate resale to investors by the mortgage services firm. Estimated losses (none at December 31, 1998 and 1997) are provided on loans sold subject to repurchase by the Company. However, an adequate provision is made by way of a general loan loss reserve for any potential loss that may result on loans for the periods reported.

INCOME TAXES        The Company accounts for income taxes under the provisions of Financial Accounting Standards No. 109, Accounting for
                    Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Such temporary differences arose principally from the use of the cash basis of accounting for income tax purposes. For the tax year ended 1998 the Company is required under provisions of the Internal Revenue Code to file as an accrual basis taxpayer.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ESTIMATES           The preparation of financial statements in conformity with gen- erally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Estimates are used when accounting for allowances for doubtful accounts, accounts receivable, loan loss reserve, depreciation, taxes and contingencies. Actual results could differ from those estimates.

ADVERTISING         Costs The Company expenses advertising costs when the
                    advertisement occurs. There were no capitalized advertising costs at December 31, 1998 and 1997.

RECLASSIFICATIONS   Certain reclassifications have been made to the 1997
                    financial statements to conform to the 1998 presentation.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. PROPERTY AND     Property and equipment consists of the following:
   EQUIPMENT        DECEMBER 31,                      1998              1997
                    -----------------------------------------------------------

                    Furniture and fixtures        $   162,568       $   116,090
                    Office equipment                  235,770           241,838
                    Leasehold improvements            103,915            87,992
                    Computer software                  58,973            39,402
                    Computer equipment                310,484           155,018
                    Telecommunication equipment        85,646            77,322
                    -----------------------------------------------------------
                                                      957,356           717,662

                    Accumulated depreciation         (476,815)         (297,759)
                    -----------------------------------------------------------
                                                  $   480,541       $   419,903
                    ===========================================================


                    Capitalized Leases
                    ------------------

                    In 1997, the Company entered into a capital lease to purchase computer equipment for its various branch locations. The term of the agreement does not exceed a four year period and the asset is capitalized under the provisions of Financial Accounting Standards No. 13.

                    Property   acquired   under  capital
                    leases consists of the following:

                    DECEMBER 31,                      1998              1997
                    -----------------------------------------------------------

                    Equipment                     $   662,297       $   601,111
                    Accumulated amortization         (220,449)         (109,425)
                    -----------------------------------------------------------


                                                  $   441,848       $   491,686
                    ===========================================================

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. PROPERTY AND     The company also has various equipment acquired under
   EQUIPMENT        capital lease agreements which require payments of
   (CONTINUED)      principal and interest.  There were no capitalized interest costs related to these transactions for either 1998 or 1997.
                    The total lease payments for 1998 and 1997 respectively were $203,356 and $98,181 net of interest.

                    The future minimum lease payments under these financing agreements are as follows:

                    Capital Leases
                    -----------------------------------------------------------
                    1999                                            $   204,578
                    2000                                                122,205
                    2001                                                 75,855
                    2002                                                 39,791
                    -----------------------------------------------------------
                    Total minimum lease payment                         442,429
                    Less: imputed interest                               52,222
                    -----------------------------------------------------------
                    Present value of net minimum lease payments     $   390,207
                    ===========================================================


2. BORROWINGS       Borrowings consist of the following:

                    December 31,                     1998              1997
                    -----------------------------------------------------------

                    Warehouse credit line,
                    $25,000,000 limit at December
                    31, 1998 bearing interest at
                    the federal funds rate plus
                    1.625% (8.750% December 31,
                    1998), matures in February 28,
                    1999 requires certain equity
                    and leverage ratios,
                    collateralized by first
                    mortgage loans with a carrying
                    value of $23,219,229 and
                    $29,119,936 for 1998 and
                    1997 respectively and is
                    guaranteed by the Company's
                    stockholders.                 $21,834,671       $27,383,526

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                      1998              1997
                                                      ----              ----
2. BORROWINGS       Loan financing credit line,
  (CONTINUED)       $30,000,000 limit at December
                    31, 1997, bearing interest at
                    the daily federal funds rate
                    (7.2168 at December 31, 1997),
                    due on demand, collateralized
                    by first mortgage loans with
                    a carrying value of
                    $27,846,089. This loan was
                    converted in 1998 to a repo
                    loan.                         $         -       $27,563,736

                    Warehouse credit line,
                    $30,000,000 limit at December
                    31, 1998. Bearing interest at
                    the Cooper River Funding rate
                    plus 1.9625% (7.15% December
                    31, 1998) matures in February
                    1999 requires certain equity
                    and leverage ratios,
                    collateralized by first
                    mortgage loans with a carrying
                    value of $27,846,089 for 1998
                    and is guaranteed by the
                    Company's stockholders.        26,310,079                 -


                    Working capital credit
                    facility at December 31, 1998,
                    interest payable monthly at an
                    annual rate equal to the
                    lender's prime rate plus 1%
                    uncollateralized line of
                    credit matures August 1999.       477,000           180,000

                    Warehouse credit line
                    $7,500,000 limit at December
                    31, 1998, bearing interest at
                    the federal funds rate plus
                    .50% requires certain equity
                    and leverage ratios,
                    collateralized by first
                    mortgage loans with a carrying
                    value of $5,722,509 and is
                    guaranteed by the Company's
                    stockholders.                   5,398,593                 -

                    Other notes payable at
                    December 31, 1998, consists of
                    bank debt and notes with
                    private investors, bearing
                    interest at rates of 10.25% to
                    15.00%, with interest payable
                    as agreed upon.                   596,105           204,496
                    -----------------------------------------------------------
                                                  $54,616,448       $55,331,758
                    ===========================================================

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3. STOCKHOLDERS'    The Company is required to maintain certain regulatory net
   EQUITY           worth requirements. These requirements prohibit the Company from paying dividends or other distributions which would reduce its regulatory net worth below standards set by certain regulatory agencies. The Company's net worth at December 31, 1998 and 1997 was in excess of the regulatory requirements of $1,469,502 and $1,260,345 respectively.

                    Additionally, the company in accordance with requirements under a warehouse loan agreement is required to maintain a minimum adjusted tangable net worth of $2,500,000.

4. INCOME TAXES     The Company's provision for income taxes was as follows:


                                                     1998              1997
                    -----------------------------------------------------------
                    Current                       $   419,958       $  (131,000)
                    Deferred                         (246,493)          296,000
                    -----------------------------------------------------------
                    Total Provision for
                     Income Taxes                 $   173,465       $   165,000
                    ===========================================================


                    The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized if appropriate. Realization of the future tax benefit of net operating loss carryforwards is dependent on the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered this in reaching its conclusion that no valuation allowance is necessary for financial reporting purposes.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4. INCOME TAXES     The income tax effect of temporary differences comprising
  (CONTINUED)       the deferred tax assets (liabilities) on the accompanying
                    balance sheets is a result of the following:

                                                     1998              1997
                    -----------------------------------------------------------
                    Deferred tax assets:
                     Federal tax operating
                      Loss carry forwards         $    25,628       $    10,000
                    Other                                   -                 -
                    -----------------------------------------------------------
                                                  $    25,628       $    10,000
                    -----------------------------------------------------------
                    Deferred tax liabilities:
                     Federal                                -          (152,000)
                     State                                  -           (80,000)
                    Valuation allowance                     -                 -
                    -----------------------------------------------------------
                    Net deferred tax asset
                     (liability)                  $    25,628       $  (232,000)
                    ===========================================================


                    A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for each of the two years during the period ended December 31, 1998 and 1997 follows:

                                                     1998              1997
                    -----------------------------------------------------------

                    Statutory federal income
                     tax rate                              34%               34%
                    Increase/(decrease)in taxes
                     resulting from:
                    State tax average rates                 9                 9
                    Utilization of tax benefit
                     (costs)                            (14.0)             (2.5)
                    -----------------------------------------------------------
                    Effective rate                       29.0%             45.5%
                    ===========================================================

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------





5. COMMITMENTS      The Company leases one of its facilities under the terms of an operating lease from an entity in which the principal stock- holders of the Company are partners. The lease contains an escalatory clause which is tied to the consumer price index. Additionally, the Company leases office facilities and equip- ment under operating leases with unrelated parties. Rent expense for 1998 and 1997 aggregated
                    $425,500 and $390,490 respectively, including $155,150 and $121,430 on the related party lease.

                    The total future minimum lease commitments pursuant to these leases are as follows:

                    Year ending December 31,
                    -----------------------------------------------------------


                                   1999                      $     395,631
                                   2000                            212,069
                                   2001                             71,998
                    -----------------------------------------------------------
                    Minimum lease commitments terminate in year 2001.


6. RELATED PARTY    Amounts due from an officer reflected as related party
   TRANSACTIONS     advances were repaid during 1998 by the issuance of
                    additional compensation to the officer.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




7. FAIR VALUE OF    Statement of Financial Accounting Standards No. 107,
   FINANCIAL        "Disclosure About Fair Value of Financial Instruments"
   INSTRUMENTS      ("SFAS No. 107"), requires that the Company disclose
                    estimated fair value for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments:

                                 December 31, 1998        December 31, 1997
                                 -----------------        -----------------
                                 Carrying     Fair        Carrying    Fair
                                  Amount      Value        Amount     Value
                    -----------------------------------------------------------
                    Assets:
                    Mortgage
                    loans held
                    for Sale   $60,407,432 $61,257,892  $59,711,231 $60,539,512

                    Liabilities:
                    Warehouse
                    Loans and
                    Other
                    Payables   $54,616,448 $54,616,448  $55,331,758  $55,331,758



                    The fair value estimates are made at a distinct point in time based on relevant market information and information about the financial instruments. Because the Company's financial instru- ments are not quoted on a specific market, fair value estimates are based on judgements regarding future expected loss experi- ence, current economic conditions, risk characteristics of vari- ous financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of sig- nificant judgement.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8. EMPLOYEE         The Company has a defined contribution plan covering all
   BENEFIT          full-time employees of the company who have three months
   PLAN(401-K)      of service and are twenty-one years of age or older. For the years ended December 31, 1998 and 1997, the employer's matching contribution equals 50% of the portion of the participant's salary reduction which does not exceed 2% of the participant's compensation. The Company incurred a contribution expense of $50,772 and $36,096 as of December
                    31, 1998 and 1997 respectively, representing the Company's voluntary matching contribution to the plan.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY






                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                       AND
                                December 31, 1998

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY




                                    Contents








Financial Statements:


Balance Sheets.......................................................... 3 - 4

Statements of Operations................................................ 5

Statements of Stockholders' Equity...................................... 6

Statements of Cash Flows................................................ 7

Summary of Significant Accounting Policies.............................. 8 - 10

Notes to Financial Statements........................................... 11 - 18

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                   June 30,        December 31,
                                                     1999              1998
                                                 ------------      ------------
                                                 (Unaudited)
Assets

Cash .......................................     $    822,101      $    403,294

Mortgage loans held for sale ...............       61,169,957        60,758,903

  less: Loan Loss Reserve Account ..........       (1,118,564)         (351,471)

Receivables due on mortgages sold ..........          545,006         1,011,868

Advances and other receivables .............        1,905,099         1,723,460

Prepaid expenses and deferred charges ......          408,268           154,777

Income taxes refund (Note 4) ...............          362,347            25,628

Property and equipment, net (Note 1) .......          779,666           922,389
                                                 ------------      ------------
                                                 $ 64,873,880      $ 64,648,848
                                                 ============      ============

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                   June 30,        December 31,
                                                     1999              1998
                                                 ------------      ------------
                                                 (Unaudited)
Liabilities and Stockholders' Equity

Liabilities

  Warehouse loans and other notes payable
   (Note 2).................................     $ 55,995,837      $ 54,616,448
  Accounts payable and accrued expenses ....        5,643,209         5,011,976
  Customer deposits ........................        1,405,392         1,084,493
  Federal and state tax liability (Note 4)
      Current ..............................          283,725           283,725
      Deferred .............................             --                --
                                                 ------------      ------------
Total Liabilities ..........................       63,328,163        60,996,642
                                                 ------------      ------------
Commitments (Note 5 and 8)

Stockholders' Equity (Note 3)
  Preferred Stock, 12% dividend payable
     annually, cumulative, callable at
     par value, $10 par; 1,000,000 shares
     authorized, 286,000 shares issued and
     outstanding at June 30, 1999, (208,950
     shares at December 31, 1998) ..........        2,860,000         2,089,500
  Common stock, $.01 par; 10,000,000 shares
     authorized, 3,000,000 shares issued
     and outstanding .......................           30,000            30,000
  Additional paid-in capital ...............        1,449,688         1,351,687
  Retained earnings/(deficit) ..............       (2,793,971)          181,019
                                                 ------------      ------------
Total Stockholders' Equity .................        1,545,717         3,652,206
                                                 ------------      ------------
                                                 $ 64,873,880      $ 64,648,848
                                                 ============      ============

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Six months ended Six months ended   Year ended
                                                  June 30,        June 30,      December 31,
                                                    1999            1998            1998
                                                ------------    ------------    ------------
                                                (Unaudited)     (Unaudited)
Operating Revenues

  Loan originations .........................   $    443,135    $  1,135,539    $  3,461,348
  Sales of mortgage servicing rights ........      7,568,128       8,693,790      23,449,275
  Interest from mortgage operations .........      1,797,071       2,089,542       5,061,693
  Commercial income .........................         57,004          98,522         223,464
  Appraisal services ........................           --            22,445          82,985
                                                ------------    ------------    ------------
Total Operating Revenues ....................      9,865,338      12,039,838      32,278,765
                                                ------------    ------------    ------------
  Personnel, including officers' salaries and
   employee benefits ........................      2,768,851       3,194,355       6,743,825
  Sales commissions and fees ................      3,436,572       4,674,319      15,539,598
  General and Administrative ................      4,556,095       2,018,671       4,961,827
  Interest ..................................      1,927,363       1,429,594       4,434,843
  Corporate reorganization ..................        308,210            --              --
                                                ------------    ------------    ------------
Total Operating Expenses ....................     12,997,091      11,316,939      31,680,093
                                                ------------    ------------    ------------
Income/(loss) before Income Tax .............     (3,131,753)        722,899         598,672

Income Tax (Provision)/Benefit (Note 4) .....        336,719        (124,254)       (173,465)
                                                ------------    ------------    ------------

Net Income/(Loss) ...........................   $ (2,795,034)   $    598,645    $    425,207
                                                ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           Additional       (Deficit)
                                      Preferred      Stock         Common       Stock        Paid-in        Retained
                                        Shares       Amount        Shares       Amount       Capital        Earnings       Total
-----------------------------------------------------------------------------------------------------------------------------------


Balance at December 31, 1997 .......    175,200   $ 1,752,000       200,000   $    2,000   $ 1,379,687    $    48,202   $ 3,181,889

Capital contributions ..............     33,750       337,500     2,800,000       28,000       (28,000)                     337,500

Dividends - cash ...................                                                                         (292,390)     (292,390)

Net income .........................                                                                          425,207       425,207
                                      ---------   -----------    ----------   ----------   -----------    -----------   -----------

Balance at December 31, 1998 .......    208,950   $ 2,089,500     3,000,000   $   30,000   $ 1,351,687    $   181,019   $ 3,652,206

Capital contributions (unaudited) ..     77,050       770,500          --           --          98,001                      868,501

Dividends - cash (unaudited) .......                                                                         (179,956)     (179,956)

Net loss (unaudited) ...............                                                                       (2,795,034)   (2,795,034)
                                      ---------   -----------    ----------   ----------   -----------    -----------   -----------

Balance at June 30, 1999 (unaudited)    286,000   $ 2,860,000     3,000,000   $   30,000   $ 1,449,688    $(2,793,971)  $ 1,545,717
                                      =========   ===========    ==========   ==========   ===========    ===========   ===========

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Six months ended Six months ended   Year ended
                                                  June 30,        June 30,      December 31,
                                                    1999            1998            1998
                                                ------------    ------------    ------------
                                                (Unaudited)     (Unaudited)
Operating Activities
Net Income/(loss) ...........................   $ (2,795,034)   $    598,645    $    425,207
Adjustments to reconcile net income to
 net cash provided/(used) by operating
 activities:
   Depreciation and amortization ............        127,099          83,567         324,533
   Deferred income taxes ....................       (336,719)           --          (246,493)
   Decrease/(Increase) in:
     Mortgage loans held for sale ...........       (411,054)     10,257,099        (854,418)
     Loan Loss Reserve ......................        767,093          11,714          94,217
     Advances and other receivables .........       (181,639)       (284,900)       (490,775)
     Prepaid expenses and deferred charges ..       (253,491)       (113,627)        (18,285)
     Receivables due on mortgages sold ......        466,862         (62,230)        220,282
     Related party advance ..................           --              --           329,000
   Increase/(Decrease) in:
     Accounts payable and accrued expenses ..        631,233         926,765         334,436
     Customers deposits .....................        320,899         (58,530)        688,591
     Income tax liability ...................           --           263,725         263,725
                                                ------------    ------------    ------------
Net cash provided/(used) by operating
 activities: ................................     (1,664,751)     11,622,228       1,070,020
                                                ------------    ------------    ------------
Investing Activities
   Expenditures for property and equipment ..         15,624        (190,126)       (239,691)
                                                ------------    ------------    ------------
Net cash used by investing activities .......         15,624        (190,126)       (239,691)
                                                ------------    ------------    ------------
Financing Activities
   Borrowings under credit lines, net .......      1,379,389     (11,308,941)       (751,388)
   Capital contributions ....................        868,501          17,500         337,500
   Capital distributions - cash .............       (179,956)       (140,180)       (292,390)
                                                ------------    ------------    ------------
Net cash provided/(used) by financing
 activities .................................      2,067,934     (11,431,621)       (706,278)
                                                ------------    ------------    ------------

Net increase in cash ........................        418,807             481         124,051
Cash, Beginning of period ...................        403,294         279,243         279,243
                                                ------------    ------------    ------------
Cash, End of period .........................   $    822,101    $    279,724    $    403,294
                                                ============    ============    ============

Interest Paid ...............................   $  2,585,920    $  1,103,114    $  2,034,000
Income Taxes Paid ...........................           --              --            21,949
                                                ============    ============    ============
Non Cash Investing  and Financing Activities
   Capital lease obligations incurred
    For use of equipment ....................           --              --            61,186
                                                ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICES


BUSINESS First Bankers Mortgage Services, Inc. (The "Company") is a mortgage banker and is principally engaged in the origination and sale of residential mortgages and commercial loan properties. They are also a provider of FHA and VA assisted mortgages under the United States HUD lending program. The mortgages are classified as wholesale, retail, or commercial and are originated through retail branches and wholesale lending centers. In December 1998, the company's board of directors adopted a plan to discontinue operations of its Glastonbury, CT. branch office. Total operating revenues of this branch office for the year ended December 31, 1998 were $5,580,000. A loss of $174,534 was incurred from those operations in 1998.

PRINCIPALS OF           The accompanying consolidated financial statements
CONSOLIDATION           include the accounts of the Company and its wholly owned
                        subsidiary, United Appraisal Services, Inc. All material inter-company transactions and balances have been eliminated in consolidations.

PROPERTY AND            Property and equipment are recorded at cost.
EQUIPMENT               Depreciation and amortization are computed using
                        accelerated methods over the estimated useful lives of the assets, generally three to ten years.

LOAN ORIGINATION,       Gain or loss on sale of loans is recognized at the time
SALES AND SERVICING     of the sale. Origination fees and loan origination costs
                        on such loans are recognized when the mortgage is sold, which is normally within 30 days of the origination of the loan. Interest earned on these mortgages is recognized as income from the time the mortgage is closed to the time the mortgage is sold. At June 30, 1999 and December 31, 1998 the Company had no fixed rate loan commitments below prevailing market rates.

                        The Company generally sells the servicing rights on mortgages. The Company has adopted the provisions of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, and accordingly capitalizes the fair value (quoted market price) of retained mortgages servicing rights on loans sold (none in 1999 and 1998).

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICES


                        Capitalized mortgage servicing rights on such loans will be amortized in proportion to and over the period of estimated net servicing income. The carrying amount of capitalized mortgage servicing rights is evaluated for impairment based upon quoted market prices of similar loans.

                        Mortgage loans held for sale are recorded at the lower of aggregate cost or market value.

                        The Company finances certain mortgage origination pursuant to a gestation program with an investment banking firm. Such loan originations are immediately sold to the investment banking firm in exchange for approximately 98% of the sales amount, with the balance due upon resale to the investor. As of June 30, 1999 and December 31, 1998, loans aggregating aproximately $0 and $20.4 million were pending ultimate resale to investors by the mortgage services firm.

                        Estimated losses (none at June 30, 1999 and December 31,
                        1998) are provided on loans sold subject to repurchase by the Company. However, an adequate provision is made by way of a general loan losses reserve for any potential loss that may result on loans for the periods reported.

INCOME Taxes The Company accounts for income taxes under provisions of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Such temporary differences arose principally from the use of the cash basis of accounting for income tax purposes. For the tax year ended 1998 the Company is required under provisions of the Internal Revenue Code to file as an accrual basis taxpayer.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICES


ESTIMATES               The preparation of financial statements in conformity
                        with gen- erally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Estimates are used when accounting for allowances for doubtful accounts, accounts receivable, loan loss reserve, depreciation, taxes and contingencies.


ADVERTISING             Costs The Company expenses advertising costs when the
                        advertisement occurs. Advertising expenses amounted to $41,950 for June 30, 1999. As of June 30, 1998 and
                        December 31, 1999 advertising expenses were $70,789 and $151,851, respectively. No advertising expenses were capitalized for the above mentioned periods.


RECLASSIFICATIONS       Certain reclassifications have been made to the 1998
                        financial statements to conform to the 1999 presentation.


UNAUDITED               The balance sheet as of June 30, 1999, the statement of
FINANCIAL               operations and cash flows for the six months ended June
STATEMENTS              30, 1999 and 1998, and the statement of equity for the
                        six months ended June 30, 1999, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial positions, results of operations for the six months ended June 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. PROPERTY AND     Property and equipment consist of the following:
   EQUIPMENT
                                                     June 30,      December 31,
                                                       1999            1998
                                                   ------------    ------------
                                                    (Unaudited)

                    Furniture and fixtures         $    172,071    $    161,653
                    Office equipment                    237,160         236,778
                    Leasehold improvements               56,172         103,915
                    Computer software                    70,275          58,973
                    Computer equipment                  318,360         310,391
                    Telecommunication equipment          85,646          85,646
                                                   ------------    ------------
                                                        939,684         957,356

                    Accumulated depreciation           (570,436)       (476,815)
                                                   ------------    ------------
                                                   $    369,248    $    480,541
                                                   ============    ============


                    Capitalized Leases
                    ------------------

                    In 1997, the Company entered into a capital lease to purchase computer equipment for its various branch locations. The term of the agreement does not exceed a four year period and the asset is capitalized under the provisions of Financial Accounting Standards No. 13.

                    Property acquired under capital leases consists of the following:

                                                     June 30,      December 31,
                                                       1999            1998
                                                   ------------    ------------
                                                    (Unaudited)

                    Equipment                      $    627,661    $    662,297
                    Accumulated amortization           (217,243)       (220,449)
                                                   ------------    ------------
                                                   $    410,418    $    441,848
                                                   ============    ============

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                    The Company also has various equipment acquired under capital lease agreements which require payments of principal and interest. There were no capitalized interest costs related to these transactions for either 1998 or 1999. The total lease payments for 1999 and 1998 respectively were $74,486 and $203,356 net of interest.

                    The future minimum lease payments under these financing agreements at June 30, 1999 (unaudited) are as follows:

                    Capital Leases

                            1999 (remaining 6 months)              $    112,815
                            2000                                        177,497
                            2001                                        168,969
                            2002                                         29,978
                                                                   ------------
                            Total minimum lease payment                 489,259
                            Less: imputed interest                       78,841
                                                                   ------------
                            Present value of net minimum
                             lease payments                        $    410,418
                                                                   ============

2. BORROWINGS       Borrowings consist of the following:
                                                     June 30,      December 31,
                                                       1999            1998
                                                   ------------    ------------
                                                    (Unaudited)

                    Warehouse credit line,
                    $25,000,000 limit at June 30,
                    1999 (unaudited) bearing
                    interest at the federal funds
                    rate plus 1.625% (6.390% June
                    30, 1999), matures February
                    28, 2000, requires certain
                    equity and leverage ratios,
                    collateralized by first
                    mortgage loans with a carrying
                    value of $16,241,271 and
                    $23,219,229 for June 1999 and
                    December 1998, respectively,
                    and is guaranteed by the
                    Company's stockholders. $
                    15,885,690                                     $ 21,834,671

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                     June 30,      December 31,
                                                       1999            1998
                                                   ------------    ------------
                                                    (Unaudited)

                    Loan financing credit line,
                    $15,000,000 limit at June 30,
                    1999, bearing interest at
                    Libor plus 2% (7.030 at June
                    30, 1999), due on demand,
                    collateralized by first
                    mortgage loans with a carrying
                    value of $7,654,691.              7,484,285            --
                    -

                    Warehouse credit line,
                    $25,000,000 limit at June 30,
                    1999 ($30,000,000 limit at
                    December 31, 1998). Bearing
                    interest at the Cooper River
                    Funding rate plus 1.9625%
                    (6.76% June 30, 1999) matures
                    in February 2000, requires
                    certain equity and leverage
                    ratios, collateralized by
                    first mortgage loans with a
                    carrying value of $21,404,209
                    and $27,846,089 for 1999 and
                    1998 and is guaranteed by the
                    Company's stockholders.          21,079,287      26,310,079

                    Working capital credit
                    facility at June 30, 1999 and
                    December 31, 1998, interest
                    payable monthly at an annual
                    rate equal to the lender's
                    prime rate plus 1%
                    uncollateralized line of
                    credit matures November 1999.       477,000         477,000

                    Warehouse credit line
                    $7,500,000 limit at June 30,
                    1999 and December 31, 1998,
                    bearing interest at the
                    federal funds rate plus (.50%
                    December 31, 1998) requires
                    certain equity and leverage
                    ratios collateralized by first
                    mortgage loans. with a
                    carrying value of $7,229,571
                    and $5,722,509 for 1999 and
                    1998 and is guaranteed by the
                    Company's
                    stockholders.                     7,155,277       5,398,593

                    Other notes payable at
                    December 31, 1998, consists of
                    bank debt and notes with
                    private investors, bearing
                    interest at rates of 10.25% to
                    15.00%, with interest payable
                    as agreed upon.                   3,914,298         596,105
                                                   ------------    ------------

                                                   $ 55,995,837    $ 54,616,448

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. STOCKHOLDERS'    The Company is required to maintain certain regulatory
   EQUITY           net worth requirements. These requirements prohibit the
                    Company from paying dividends or other distributions which would reduce its regulatory net worth below standards set by certain regulatory agencies. The company's net worth at June
                    30, 1999 and December 31, 1998 was $1,545,717 and $1,469,502
                    and is in excess of these regulatories and loan agreement requirements.

4. INCOME TAXES     The Company's provision/(benefit) for income taxes was as
                    follows:

                                               June 30,   June 30,  December 31,
                                                 1999       1998        1998
                                            -----------------------------------
                                             (unaudited) (unaudited)

                    Current                  $ -          $ 124,254   $ 419,958
                    Deferred                   (336,719)    (10,000)   (246,493)
                                             ----------   ---------   ---------
                    Total Provision/
                     (Benefit) for
                     Income Taxes            $ (336,719)  $ 124,254   $ 173,465
                                             ==========   =========   =========


                    The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized if appropriate. Realization of the future tax benefit of net operating loss carryforwards is dependent on the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered this in reaching its conclusion that no valuation allowance is necessary for financial reporting purposes.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                    The income tax effect of temporary differences comprising the deferred tax assets/(liabilities) on the accompanying balance sheets is a result of the following:

                                               June 30,   June 30,  December 31,
                                                 1999       1998        1998
                                              ---------   ---------   ---------
                    Deferred tax assets:
                      Federal tax operating
                       Loss carry forward     $ 336,719   $    -      $  25,628
                    Other                          -           -            -
                                              ---------   ---------   ---------
                                              $ 336,719   $    -      $  25,628
                                              ---------   ---------   ---------
                    Deferred tax liabilities:
                      Federal                      -           -            -
                      State                        -           -            -
                    Valuation allowance            -           -            -
                                              ---------   ---------   ---------
                    Net deferred tax asset/
                     (liability)              $ 336,719        -      $  25,628
                                              =========   =========   =========

                    A reconciliation between the statutory federal income tax rate (34%) and the effective rate income tax expense for each of the two years during the period ended June 30, 1999 and December 31, 1998 follows:

                                               June 30,   June 30,  December 31,
                                                 1999       1998        1998
                                              ---------   ---------   ---------
                    Statutory federal
                     income tax rate                34%         34%         34%
                    Increase/(decrease)
                     in taxes resulting from:
                    State tax net of
                     federal benefit               4.0%          4%          4%
                    Increase in (utilization)
                     of net operating loss
                     carryforwards                -2.3%      -20.8%         -9%
                                              ---------   ---------   ---------
                    Effective rate                35.7%       17.2%         29%
                                              =========   =========   =========

                    The Company has available a minimal amount of the 1995 net operating loss carry forward for tax purposes to offset future taxable income. The net operating loss carryforward expires principally in the year 2010.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5. COMMITMENTS      The Company leases one of its facilities under the terms of an operating lease from an entity in which the principal stock- holders of the Company are partners. The lease contains an escalatory clause which is tied to the consumer price index. Additionally, the Company leases office facilities and equip- ment under operating leases with unrelated parties. Rent expense for June 30, 1999, June 30,
                    1998 and December 31, 1998 aggregated $269,707, $216,237,
                    and $310,166, including $77,575, $77,575, and $155,150 on
                    the Related Party lease.


                    The total future minimum lease commitments pursuant to these leases at June 30, 1999 are as follows:

                    Year ending December 31,
                    -----------------------------------------------------------
                         1999  (remaining 6 months)           $ 241,961
                         2000                                   461,327
                         2001                                   376,913
                         2002                                   189,624
                         2003                                   103,433
                    -----------------------------------------------------------
                    Minimum lease commitments terminate in year 2003.


6. RELATED PARTY    Amounts due from an officer reflected as related party
                    Transactions advances were repaid during 1998 by the issuance of additional compensation to the officer.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7. FAIR VALUE OF    Statement of Financial Accounting Standards No. 107,
   FINANCIAL        "Disclosure About Fair Value of Financial Instruments"
   INSTRUMENTS      ("SFAS No. 107"), requires that the Company disclose
                    estimated fair value for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments:

                                     June 30, 1999         December 31, 1998
                                     -------------         -----------------
                                 Carrying      Fair       Carrying      Fair
                                  Amount       Value       Amount       Value
                    Assets:
                    Mortgage
                    loans held
                    for sale    $60,051,393 $60,976,595  $60,407,432 $61,257,892
                                ----------- -----------  ----------- -----------
                    Liabilities:
                    Warehouse
                    loans and
                    other
                    payables    $55,995,837 $55,995,837  $54,616,448 $54,616,448
                                ----------- -----------  ----------- -----------

                    The fair value estimates are made at a discreet point in time based on relevant market information and information about the financial instruments. Because the Company's financial instru- ments are not quoted on a specific market, fair value estimates are based on judgements regarding future expected loss experi- ence, current economic conditions, risk characteristics of vari- ous financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of sig- nificant judgement.

                             FIRST BANKERS MORTGAGE
                                 SERVICES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8. EMPLOYEE         The Company has a defined contribution plan covering all
   BENEFIT          full-time employees of the company who have three months of
   (401-K)          Plan service and are twenty-one years of age or older. For the periods ended June 30, 1999 and December 31, 1998, the employer's matching contribution equals 50% of the portion of the participant's salary reduction which does not exceed
                    2% of the participant's compensation. The Company incurred a contribution expense of $14,561, $22,533 and $50,772 for the periods ended June 30, 1999, June 30, 1998 and December 31,
                    1998, respectively representing the Company's voluntary matching contribution to the plan.


9. CORPORATE        As a result of an increase in interest rates, the Company's
   REORGANIZATION   loan production fell from $356,199,032 as of June 30, 1998 to $225,684,474 as of June 30, 1999. The Company closed two of its production offices and reduced its workforce.

                    The Company recorded a charge of $308,210 related to this reorganization for the period ended June 30, 1999. As of June 30, 1999 other liabilities includes $260,467 for costs related to this reorganization.

10. SUBSEQUENT      August 23, 1999, Equitex Inc. completed an acquisition of
    EVENT           the Company from the Company's shareholder. The total
                    aggregate purchase price for the Company, subject to the Company meeting certain performance standards and is now up to 1,000 shares of Equitex's Series E convertible preferred stock. In addition, the purchase price is subject to post-closing adjustment pursuant to the acquisition.

                    At June 30, 1999, the company owed Equitex $2,750,000 (included in notes payable on the accompanying consoladated balance sheet), which was converted into a series of the Company's preferred stock, the terms, dividends, relative rights and preferences will be determined by Equitex at its reasonable discretion.

                         EQUITEX, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                       SIX MONTHS ENDED JUNE 30, 1999, AND
                          YEAR ENDED DECEMBER 31, 1998

ACQUISITION OF FIRST BANKERS MORTGAGE SERVICES, INC.

         On August 23, 1999, Equitex, Inc. (the "Registrant", or the "Company"), and its wholly-owned subsidiary FMBS Acquisition Corp., entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") with First Bankers Mortgage Services, Inc., a Florida Corporation, and its wholly-owned subsidiary United Appraisal Services, Inc., ("FBMS) to acquire all of the outstanding common stock of FBMS in exchange for 250 shares of the Company's Series E convertible preferred stock (the "Series E Preferred Stock") valued at approximately $2,531,000, and contingent consideration consisting of up to 750 shares of Series E Preferred Stock, as well as potential "Bonus Shares" issuable by the Company, as specified in the Acquisition Agreement. The transaction is to be accounted for as a purchase.

         In accordance with the terms of the Acquisition Agreement, FBMS Acquisition Corp. was subsequently merged with and into FBMS. At the effective date of the agreement (the "Effective Date"), all shares of FBMS common stock are to be converted into, and represent the right to receive, 250 shares of the Company's Series E Preferred Stock, and each share of common stock of FBMS Acquisition Corp. is to be converted into one share of newly issued FBMS common stock. Simultaneous with the merger of FBMS Acquisition Corp. into FBMS, the Company formed nMortgage, Inc., a Delaware corporation, as the Company's subsidiary holding company for FBMS.

         In connection with the Company's acquisition of FBMS, the Company is proceeding with a $4,000,000 private placement of equity securities by nMortgage, Inc., and has received commitments for the purchase of these equity securities from prospective shareholders. The Company anticipates that as a result of the private placement by nMortgage, Inc., the Company's ownership interest in nMortgage, Inc. and its subsidiary FBMS, will be reduced from 100% to approximately 75%.

                         EQUITEX, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                       SIX MONTHS ENDED JUNE 30, 1999, AND
                          YEAR ENDED DECEMBER 31, 1998

ACQUISITION OF VP SPORTS, INC.

         Effective July 27, 1999, Equitex, through its majority-owned subsidiary, VP Sports, Inc. ("VP") and VP's wholly-owned subsidiary 9066-8609 Quebec Inc., a Canadian corporation, acquired all of the outstanding common shares of Victoria Precision Inc. ("Victoria"), also a Canadian corporation, incorporated under the laws of the Province of Quebec, as well as the rights to a four-year international consulting and non-compete agreement. The transaction was accounted for as a purchase, and the total purchase price was $3,966,600 ($6,000,000 CDN).

         In order to finance the acquisition, in June 1999 VP authorized a private placement of up to 40 units in exchange for cash of $5,000,000. Each unit consists of 100 shares of $1,000 per share 8% secured convertible preferred stock, 12,500 shares of VP common shares at $2 per share, and warrants to purchase 287,500 shares of VP common stock at $.10 per shares. As of June 30, 1999, VP had sold 18.37 units for $2,269,250, and warrants to purchase 575,000 shares of VP common stock had been exercised resulting in proceeds of $57,500. Subsequent to June 30, 1999, VP sold an additional 17.38 units for $2,172,500, and warrants to purchase 1,725,000 shares of VP common stock had been exercised in exchange for $172,500.

         As a result of the private placement of 35.75 units, the exercise of warrants to purchase 2,300,000 shares of VP common stock, and the issuance of 560,763 shares of VP common stock under an employment agreement entered in connection with the acquisition, the Company's investment in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%. Due to the change in ownership %, the Company changed its method of accounting for its investment in VP to the equity method of accounting from consolidation.

The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisitions as if the purchases had been consummated on June 30, 1999. The accompanying unaudited condensed pro forma consolidated statements of operations for the six months ended June 30, 1999, and the year ended December 31, 1998, give effect to the acquisitions as if the purchases had been consummated on January 1, 1999, and January 1, 1998, respectively.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Victoria (included herein) as well as those of the Company. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations that actually would have occurred had the acquisition been in effect during the periods presented, or to project the Company's financial position or results of operations to any future period.

                         EQUITEX, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999

                                                      Historical
                                      ------------------------------------------

                                      Equitex, Inc.                First Bankers
                                          and         Victoria        Mortgage
                                      subsidiaries  Precision Inc. Services, Inc.      Pro forma adjustments
                                        June 30,       July 31,       June 30,     -------------------------------
                                          1999           1999           1999          Note 1             Note 2
                                      ------------   ------------   ------------   ------------       ------------
ASSETS

Cash and cash equivalents             $  3,765,658                  $    822,101   $  2,345,000  (1)
                                                                                     (3,107,170) (2)
Accounts, advances, and loans
  receivable                               939,901   $  1,911,083      2,450,105
Mortgage loans held for sale                                          60,051,393                     $ (2,750,000) (5)
Inventories                                150,279      1,124,157
Prepaid expenses and other                 112,418        126,092        408,267
Notes receivable, net                    2,934,844
Investments, trading securities          1,269,621
Fixed assets, net                          158,075      2,187,099        779,666
Other assets                             1,201,500        420,752        362,347

Receivables from VP Sports, Inc.
Investment in First Bankers Mortgage
  Service, Inc.                                                                                          2,531,000  (4)
                                                                                                        (2,531,000) (4)
Investment in VP Sports, Inc.                                                         3,966,600  (2)
                                                                                     (3,966,600) (2)
Intangible and other assets              1,495,223                                    3,165,823  (2)     3,845,283  (4)
                                      ------------   ------------   ------------   ------------       ------------
Total assets                          $ 12,027,519   $  5,769,183   $ 64,873,879   $  2,403,653       $  1,095,283
                                      ============   ============   ============   ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and
  accrued expenses                    $    793,200   $    797,080   $  5,643,208

Warehouse loans and other
  notes payable                                                       55,995,837                      $ (2,750,000) (5)
Customer deposits                                                      1,405,392
Income tax payable                                                       283,725
Notes payable                              426,598      1,336,034
Note payable to Seller, current
  portion                                                                          $    429,715  (2)
Deferred income taxes                                     436,048
Note payable to Seller, net of
  current portion                                                                       429,715  (2)
Long-term debt and notes payable                        2,399,244
                                      ------------   ------------   ------------   ------------       ------------
Total liabilities                        1,219,798      4,968,405     63,328,163        859,430         (2,750,000)

Minority interest                          738,703                                                       2,860,000  (4)

Stockholders' equity                    10,069,018        800,777      1,545,717      2,345,000  (1)     2,531,000  (4)
                                                                                       (800,777) (2)    (1,545,717) (4)
                                                                                     (1,121,526) (3)
                                                                                      1,121,526  (3)
                                      ------------   ------------   ------------   ------------       ------------
Total liabilities and stockholders'
  equity                              $ 12,027,519   $  5,769,183   $ 64,873,879   $  2,403,653       $  1,095,283
                                      ============   ============   ============   ============       ============

                                                                     (Continued)

                         EQUITEX, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                    (Page 2)

                                                                            Accounting
                                                                           for the pro
                                                                           forma effects
                                                                              on the
                                                                             Company's
                                        Pro forma                          investment in
                                        adjustments                       VP Sports, Inc.       Pro forma
                                        ------------         Pro forma     ------------         combined
                                           Note 3             combined        Note 4           as adjusted
                                        ------------        ------------   ------------        ------------
ASSETS

Cash and cash equivalents               $  4,000,000  (9)   $  7,825,589   $ (1,592,264) (12)  $  6,233,325

Accounts, advances, and loans
  receivable                                                   5,301,089     (1,911,083) (12)     3,390,006
Mortgage loans held for sale                                  57,301,393                         57,301,393
Inventories                                                    1,274,436     (1,124,157) (12)       150,279
Prepaid expenses and other                                       646,777       (126,092) (12)       520,685
Notes receivable, net                                          2,934,844                          2,934,844
Investments, trading securities                                1,269,621                          1,269,621
Fixed assets, net                                              3,124,840     (2,187,099) (12)       937,741
Other assets                                                   1,984,599       (420,752) (12)     1,447,847
                                                                               (116,000) (12)
Receivables from VP Sports, Inc.                                                173,652  (12)       173,652
Investment in First Bankers Mortgage
  Service, Inc.

Investment in VP Sports, Inc.                                                 3,165,823  (12)     1,640,875
                                                                             (1,524,948) (12)
Intangible and other assets                                    8,506,329     (3,165,823)          5,340,506
                                        ------------        ------------   ------------        ------------
Total assets                            $  4,000,000        $ 90,169,517   $ (8,828,743)       $ 81,340,774
                                        ============        ============   ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and
  accrued expenses                                          $  7,233,488   $   (797,079) (12)  $  6,436,080
                                                                                   (329) (12)
Warehouse loans and other
  notes payable                         $                     53,245,837                         53,245,837
Customer deposits                                              1,405,392                          1,405,392
Income tax payable                                               283,725                            283,725
Notes payable                                                  1,762,632     (1,336,034) (12)       426,598
Note payable to Seller, current
  portion                                                        429,715       (429,715)
Deferred income taxes                                            436,048       (436,048) (12)
Note payable to Seller, net of
  current portion                                                429,715       (429,715)
Long-term debt and notes payable                               2,399,244     (2,399,244) (12)
                                        ------------        ------------   ------------        ------------
Total liabilities                                  0          67,625,796     (5,828,164)         61,797,632

Minority interest                            671,000  (11)     4,269,703       (738,703)          3,531,000

Stockholders' equity                       4,000,000  (9)     18,274,018     (2,261,876) (12)    16,012,142
                                           3,329,000  (10)
                                          (4,000,000) (11)

                                        ------------        ------------   ------------        ------------
Total liabilities and stockholders'
  equity                                $  4,000,000        $ 90,169,517   $ (8,828,743)       $ 81,340,774
                                        ============        ============   ============        ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999


                                                      Historical
                                      ------------------------------------------

                                      Equitex, Inc.                First Bankers
                                          and         Victoria        Mortgage
                                      subsidiaries  Precision Inc. Services, Inc.
                                       Six months     Six months     Six months
                                         ended          ended          ended           Pro forma adjustments
                                        June 30,       July 31,       June 30,     -------------------------------
                                          1999           1999           1999          Note 1             Note 2
                                      ------------   ------------   ------------   ------------       ------------
Revenues                              $    654,651   $ 11,836,767   $  9,865,338
Cost of sales                              242,552     10,197,011
                                      ------------   ------------   ------------   ------------       ------------
Gross profit                               412,099      1,639,756      9,865,338
                                      ------------   ------------   ------------   ------------       ------------
Selling, general, and
  administrative expenses                1,747,272        779,711     10,761,518                      $    192,300  (6)

Unrealized holding gains
  on trading securities                   (177,810)
Equity earnings in VP Sports, Inc.                                                 $    125,664  (6)
                                                                                         66,730  (8)
                                                                                         18,409  (7)
Interest expense                            27,552        282,642      1,927,363              0

Corporate reorganization                                                 308,210
                                      ------------   ------------   ------------   ------------       ------------
                                         1,597,014      1,062,353     12,997,091        210,803            192,300
                                      ------------   ------------   ------------   ------------       ------------
Income (loss) before
  minority interest and taxes           (1,184,915)       577,403     (3,131,753)      (210,803)          (192,300)
Minority interest                           28,047
                                      ------------   ------------   ------------   ------------       ------------
Income (loss) before taxes              (1,156,868)       577,403     (3,131,753)      (210,803)          (192,300)

Provision for income taxes                                146,467       (336,719)
                                      ------------   ------------   ------------   ------------       ------------

Net income (loss)                       (1,156,868)       430,936     (2,795,034)      (210,803)          (192,300)
Other comprehensive income,
  net of tax                                15,623
                                      ------------   ------------   ------------   ------------       ------------

Comprehensive income (loss)           $ (1,141,245)  $    430,936   $ (2,795,034)  $   (210,803)      $   (192,300)
                                      ============   ============   ============   ============       ============

Net loss per share, basic and
  fully diluted                       $      (0.19)
                                      ============

Weighted average number of
  common shares outstanding              6,236,754
                                      ============

                                                                     (Continued)

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                    (Page 2)

                                                                            Accounting
                                                                           for the pro
                                                                           forma effects
                                                                              on the
                                                                             Company's
                                        Pro forma                          investment in
                                        adjustments                       VP Sports, Inc.       Pro forma
                                        ------------         Pro forma     ------------         combined
                                           Note 3             combined        Note 4           as adjusted
                                        ------------        ------------   ------------        ------------
Revenues                                                    $ 22,356,756   $(11,836,767) (12)  $ 10,519,989
Cost of sales                                                 10,439,563    (10,197,011) (12)       242,552
                                        ------------        ------------   ------------        ------------
Gross profit                                                  11,917,193     (1,639,756)         10,277,437
                                        ------------        ------------   ------------        ------------
Selling, general, and
  administrative expenses                                     13,480,801       (779,711) (12)    12,697,712
                                                                                 (3,378) (12)
Unrealized holding gains
  on trading securities                                         (177,810)                          (177,810)
Equity earnings in VP Sports, Inc.                               210,803       (153,844) (12)        56,959


Interest expense                                               2,237,557       (282,642) (12)     1,948,767
                                                                                 (6,148) (12)
Corporate reorganization                                         308,210                            308,210
                                        ------------        ------------   ------------        ------------
                                                              16,059,561     (1,225,723)         14,833,838
                                        ------------        ------------   ------------        ------------
Income (loss) before
  minority interest and taxes                                 (4,142,368)      (414,033)         (4,556,401)
Minority interest                       $    746,834 (11)        774,881                            774,881
                                        ------------        ------------   ------------        ------------
Income (loss) before taxes                   746,834          (3,367,487)      (414,033)         (3,781,520)

Provision for income taxes                                      (190,252)      (146,467) (12)      (336,719)
                                        ------------        ------------   ------------        ------------

Net income (loss)                            746,834          (3,177,235)      (267,566)         (3,444,801)
Other comprehensive income,
  net of tax                                                      15,623                             15,623
                                        ------------        ------------   ------------        ------------

Comprehensive income (loss)             $    746,834        $ (3,161,612)  $   (267,566)       $ (3,429,178)
                                        ============        ============   ============        ============

Net loss per share, basic and
  fully diluted                                                                                $      (0.55)
                                                                                               ============

Weighted average number of
  common shares outstanding                                                                       6,236,754
                                                                                               ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                                      Historical
                                      ------------------------------------------

                                      Equitex, Inc.                First Bankers
                                          and         Victoria        Mortgage
                                      subsidiaries  Precision Inc. Services, Inc.
                                       Year ended     Year ended     Year ended        Pro forma adjustments
                                      December 31,   January 31,    December 31,   -------------------------------
                                          1998          1999            1998          Note 1             Note 2
                                      ------------   ------------   ------------   ------------       ------------
Revenues                              $    447,840   $ 15,340,839   $ 32,278,766
Cost of sales                                          13,412,007
                                      ------------   ------------   ------------   ------------       ------------
Gross profit                               447,840      1,928,832     32,278,766
                                      ------------   ------------   ------------   ------------       ------------
Selling, general, and
  administrative expenses                2,317,243      1,367,702     27,245,250                      $    384,600  (6)

Net realized gain on investments        (1,108,340)
Decrease in unrealized appreciation
  of investments                         1,056,054
Equity earnings in VP Sports, Inc.                                                 $    251,328  (6)
                                                                                        133,461  (8)
                                                                                         27,614  (7)
Interest expense                           101,002        463,180      4,434,843

                                      ------------   ------------   ------------   ------------       ------------
                                         2,365,959      1,830,882     31,680,093        412,403            384,600
                                      ------------   ------------   ------------   ------------       ------------
Income (loss) before minority
  interest and taxes                    (1,918,119)        97,950        598,673       (412,403)          (384,600)
Minority interest
                                      ------------   ------------   ------------   ------------       ------------
Income (loss) before taxes              (1,918,119)        97,950        598,673       (412,403)          (384,600)

Provision for income taxes                  63,180         16,562        173,465
                                      ------------   ------------   ------------   ------------       ------------

Net income (loss)                     $ (1,981,299)  $     81,388   $    425,208   $   (412,403)      $   (384,600)
                                      ============   ============   ============   ============       ============

Net loss per share, basic
  and fully diluted                   $      (0.45)
                                      ============
Weighted average number of
  common shares outstanding              4,416,988
                                      ============

                                                                     (Continued)

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                    (Page 2)

                                                                            Accounting
                                                                           for the pro
                                                                           forma effects
                                                                              on the
                                                                             Company's
                                        Pro forma                          investment in
                                        adjustments                       VP Sports, Inc.       Pro forma
                                        ------------         Pro forma     ------------         combined
                                           Note 3             combined        Note 4           as adjusted
                                        ------------        ------------   ------------        ------------
Revenues                                                    $ 48,067,445   $(15,340,839) (12)  $ 32,726,606
Cost of sales                                                 13,412,007    (13,412,007) (12)
                                        ------------        ------------   ------------        ------------
Gross profit                                                  34,655,438     (1,928,832)         32,726,606
                                        ------------        ------------   ------------        ------------
Selling, general, and
  administrative expenses                                     31,314,795     (1,367,702) (12)    29,752,078
                                                                               (195,015) (12)
Net realized gain on investments                              (1,108,340)                        (1,108,340)
Decrease in unrealized appreciation
  of investments                                               1,056,054                          1,056,054
Equity earnings in VP Sports, Inc.                               412,403        (29,056) (12)       383,347


Interest expense                                               4,999,025       (463,180) (12)     4,531,369
                                                                                 (4,476) (12)
                                        ------------        ------------   ------------        ------------
                                                              36,673,937     (2,059,429)         36,614,508
                                        ------------        ------------   ------------        ------------
Income (loss) before minority
  interest and taxes                                          (2,018,499)       130,597          (1,887,902)
Minority interest                       $    (10,152) (11)       (10,152)                           (10,152)
                                        ------------        ------------   ------------        ------------
Income (loss) before taxes                   (10,152)         (2,028,651)       130,597          (1,898,054)

Provision for income taxes                                       253,207        (16,562) (12)       236,645
                                        ------------        ------------   ------------        ------------

Net income (loss)                       $    (10,152)       $ (2,281,858)  $    147,159        $ (2,134,699)
                                        ============        ============   ============        ============

Net loss per share, basic
  and fully diluted                                                                            $      (0.48)
                                                                                               ============

Weighted average number of
  common shares outstanding                                                                       4,416,988
                                                                                               ============

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


The purchase method of accounting conforms the accounting policies followed by the consolidated entities. There were no significant accounting policy differences or other items which required adjustment in the unaudited pro forma consolidated financial statements.

ACQUISITION OF FIRST BANKERS MORTGAGE SERVICES, INC.

On August 23, 1999, Equitex, Inc. (the "Registrant", or the "Company"), and its wholly-owned subsidiary FMBS Acquisition Corp., entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") with First Bankers Mortgage Services, Inc., a Florida Corporation, and its wholly-owned subsidiary United Appraisal Services, Inc., ("FBMS) to acquire all of the outstanding common stock of FBMS in exchange for 250 shares of the Company's Series E convertible preferred stock (the "Series E Preferred Stock") valued at approximately $2,531,000, and contingent consideration consisting of up to 750 shares of Series E Preferred Stock, as well as potential "Bonus Shares" issuable by the Company, as specified in the Acquisition Agreement. The transaction is to be accounted for as a purchase.

In accordance with the terms of the Acquisition Agreement, FBMS Acquisition Corp. was subsequently merged with and into FBMS. At the effective date of the agreement (the "Effective Date"), all shares of FBMS common stock are to be converted into, and represent the right to receive, 250 shares of the Company's Series E Preferred Stock, and each share of common stock of FBMS Acquisition Corp. is to be converted into one share of newly issued FBMS common stock. Simultaneous with the merger of FBMS Acquisition Corp. into FBMS, the Company formed nMortgage, Inc., a Delaware corporation, as the Company's subsidiary holding company for FBMS.

Each share of Series E Preferred Stock is convertible into 1000 shares of the Company's common stock. The 250 shares of Series E Preferred Stock is valued at approximately $2,531,000, based upon the underlying market value of the Company's common stock at August 23, 1999. The Company is also to place 750 shares of Series E Preferred Stock into escrow pursuant to an Escrow Agreement (the "Escrow Shares"). The Escrow shares are issuable upon the satisfaction and completion of certain operational and performance objectives, as defined, through December 31, 2000. The Company has also agreed to issue a number of shares of the Company's common stock as "Bonus Shares", based upon defined criteria, determined as of December 31, 2000.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


In connection with the Company's acquisition of FBMS, the Company is proceeding with a $4,000,000 private placement of equity securities by nMortgage, Inc., and has received commitments for the purchase of these equity securities from prospective shareholders. The Company anticipates that as a result of the private placement by nMortgage, Inc., the Company's ownership interest in nMortgage, Inc., and its subsidiary FBMS will be reduced from 100% to approximately 75%.

ACQUISITION OF VP SPORTS, INC.

Effective July 27, 1999, Equitex, Inc. (the "Registrant", or the "Company") through its majority owned subsidiary, VP Sports, Inc. ("VP") and VP's wholly-owned subsidiary 9066- 8609 Quebec Inc., a Canadian corporation, acquired all of the outstanding common shares of Victoria Precision Inc. ("Victoria"), also a Canadian corporation, incorporated under the laws of the Province of Quebec, as well as the rights to a four-year international consulting and non-compete agreement for $3,966,600 ($6,000,000 CDN) in a transaction accounted for as a purchase. Of the total purchase price, $3,107,170 ($4,700,000 CDN) was paid in cash at the date of closing, and $859,430 ($1,300,000 CDN) was exchanged in the form of a 6%, promissory note, due in two equal installments of $429,715 at six months and twelve months following the closing date.

In order to finance the acquisition, in June 1999 VP authorized a private placement of up to 40 units in exchange for cash of $5,000,000. Each unit consists of 100 shares of $1,000 per share 8% secured convertible preferred stock, 12,500 shares of VP common stock at $2 per share, and warrants to purchase 287,500 shares of VP common stock at $.10 per shares. As of June 30, 1999, VP had sold 18.37 units for $2,269,250, and warrants to purchase 575,000 shares of VP common stock had been exercised resulting in proceeds of $57,500. Subsequent to June 30, 1999, VP sold an additional 17.38 units for $2,172,500, and warrants to purchase 1,725,000 shares of VP common stock had been exercised in exchange for $172,500.

As a result of the private placement of 35.75 units, the exercise of warrants to purchase 2,300,000 shares of VP common stock, and the issuance of 560,763 shares of VP common stock under an employment agreement entered in connection with the acquisition, the Company's investment in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


NOTES 1 AND 2     PRO FORMA ADJUSTMENTS:

The following is a description of each of the pro forma adjustments:

(1) To reflect $2,345,000 of cash proceeds received from the sale of 17.38 units subsequent to June 30, 1999 and the exercise of warrants to purchase 1,725,500 shares of VP common stock.

(2) To reflect the July 27, 1999, acquisition of all the outstanding common stock of Victoria and the rights to a four-year international consulting and non-compete agreement in exchange for consideration of $3,966,600, which consists of $3,107,170 cash and a $859,430, 6%
         promissory note payable, which is due in two equal, semi-annual installments of $429,715. The acquisition price of $3,966,600 less the net book value of the assets acquired, was allocated as follows:

                Book value of net assets acquired                   $   800,777
                International consulting and non-compete
                 agreement                                            2,688,800
                Other intangible assets                                 477,023
                                                                    -----------
                Purchase price                                      $ 3,966,600
                                                                    ===========

(3) To reflect the issuance of 560,763 shares of VP common stock, valued at $2 per share, and recognition of deferred compensation expense, under a three-year employment agreement.

(4) To reflect the August 23, 1999, Acquisition of all the outstanding common stock of FBMS in exchange for 250 shares of the Company's Series E convertible preferred stock, valued at $2,531,000, and contingent consideration of up to 750 shares of the Company's Series E convertible preferred stock through December 31, 2000. The Acquisition price of $2,531,000, less the net book value of the assets acquired was allocated to goodwill. Minority interest of $2,860,000 represents 286,000 shares of 12%, cumulative, callable preferred stock of FBMS outstanding at June 30, 1999.

(5) To reflect the elimination of intercompany receivables/payables of $2,750,000 between Equitex and FBMS.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


NOTES 1 AND 2     PRO FORMA ADJUSTMENTS (CONTINUED):

(6) To record amortization expense related to the intangible and other assets as follows:

         a. International consulting and non-compete agreement, valued at $2,688,800, amortized on a straight-line basis over 4 years, multiplied by the Company's 35.7% ownership interest in VP Sports, Inc.

         b. Other intangible assets attributable to the VP acquisition, valued at $477,023, amortized on a straight-line basis over 15 years, multiplied by the Company's 35.7% ownership interest in VP Sports, Inc.

         c.       Intangible  assets   attributable  to  the  FBMS  acquisition,
                  amortized on a straight-line basis over 10 years.

(7) To record interest expense on the 6%, $859,430 promissory note payable to the sellers, multiplied by the Company's 35.7% ownership interest in VP Sports, Inc.

(8) To record compensation expense under a three-year employment agreement, multiplied by the Company's 35.7% ownership interest in VP Sports, Inc.

NOTE 3            PRO FORMA ADJUSTMENTS

(9) To reflect a $4,000,000 private placement of equity securities by nMortgage, Inc. to minority shareholders, resulting in an estimated decrease in the Company's ownership interest in FBMS from 100% to 75%.

(10) To reflect the net increase in the Company's investment balance in FBMS as a result of the subsidiary issuance of equity.

(11) To reflect the elimination of the investment in FBMS and the resulting 25% minority interest of as of June 30, 1999, and the minority interest in FBMS net income (loss).

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998

NOTE 4 ACCOUNTING ADJUSTMENTS TO REFLECT THE COMPANY'S INVESTMENT IN VP SPORTS, INC.:

The following is a description on each of the pro forma adjustments to reflect the change in the Company's accounting for its investment in VP to the equity method of accounting from consolidation:

(12) As described above, In connection with VP's private placement of units and the related exercise of warrants to purchase common stock of VP, and certain other equity transactions, the Company's ownership interest in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%.

         Because the Company's ownership interest in VP was reduced to less than 50% of the outstanding common stock of VP, the Company changed its method of accounting for its investment in VP (which includes VP's wholly-owned subsidiaries 9066-8609 Quebec Inc. and Victoria), from consolidation to the equity method of accounting.

         At June 30, 1999, an entry has been recorded to reflect the Company's equity investment in VP Sports of $3,415,823. For the six months ended June 30, 1999, and the year ended December 31, 1998, entries have been recorded to reflect the Company's 35.7% equity interest in the earnings of VP Sports, Inc.